                                                                    EXHIBIT 99.1



News Release                                                     [GLENAYRE LOGO]

Contact: Debra Ziola
770 283 2569
investor.relations@glenayre.com
(NASDAQ: GEMS)

                 Glenayre Announces Fourth Quarter 2004 Results

                Company Reports Income from Continuing Operations


ATLANTA -- MARCH 9, 2005 -- GLENAYRE TECHNOLOGIES, INC. (NASDAQ: GEMS), today reported income from continuing operations of $0.2 million for the fourth quarter of 2004, or $0.00 per share, which compares to a loss of ($1.2) million, or ($0.02) per share, for the third quarter of 2004 and a loss of ($1.6) million, or ($0.02) per share, for the fourth quarter of 2003.

The Company reported revenue of $13.3 million for the fourth quarter of 2004 compared to $14.9 million for the third quarter of 2004 and $15.5 million for the fourth quarter of 2003. The Company attributed the decrease in revenue over the third quarter of 2004 primarily to typical seasonal deployment patterns by the Company's customers. The decrease in revenue over the fourth quarter of 2003 is attributable primarily to an atypically large equipment purchase in the fourth quarter of 2003 by one of the Company's largest customers.

"Our fourth quarter results are evidence of the progress Glenayre has made toward its goal of returning to consistent profitability," stated Clarke Bailey, Chairman and CEO of Glenayre. "We continue to develop and deliver exciting, new applications and work toward expansion into emerging markets such as IP-based voice messaging. Our recently announced contract with MTN is confirmation that our messaging solutions are competitive and we can win significant new business, both in the U.S. and internationally."

In addition to the MTN contract, a few of Glenayre's most recent international systems sales include SabaFon, Bulgarian Telecommunications Company (BTC), Asia-Cell Iraq, Mobile Telecommunications Namibia, Special Communications Organization (SCO) Pakistan, and Vietnam Viettel.

The Company reported that gross margins for the fourth quarter of 2004 were 61% compared to 49% for the third quarter of 2004 and 41% for the fourth quarter of 2003. The margin improvement in the fourth quarter of 2004 was attributed primarily to a greater proportion of higher margin system expansion products as compared to the third quarter of 2004. In addition, gross margins for the fourth quarter of 2004 were favorably impacted by a net favorable adjustment of approximately $467,000 as a result of the Company's agreeing to licensing terms with two unrelated parties with respect to certain technologies used in the

Company's products, and a $295,000 reduction to the warranty liability as a result of lower warranty experience rates. The lower gross margins in the fourth quarter of 2003 resulted in large part from a $1.6 million charge the Company took for the loss on an unfavorable contract with one of its major customers.

Including discontinued operations, the Company reported net income of $2.7 million, or $0.04 per share, for the fourth quarter of 2004, compared to $3.5 million, or $0.05 per share, for the third quarter of 2004 and $12.1 million, or $0.18 per share, for the fourth quarter of 2003.

During the fourth quarter of 2004, the Company recorded income from its discontinued paging operations of $2.4 million, primarily due to receiving a payment of $1.7 million ($2.0 million Canadian) that had been placed in escrow by Pilot Pacific Holdings (Pilot) as part of the Company's previously reported settlement with Pilot related to the Company's former Vancouver facility.

As of December 31, 2004, the Company reported a total cash and short-term investments balance of $94.9 million, compared to $90.3 million at September 30, 2004 and $98.9 million at December 31, 2003. The Company expects to use its cash and short-term investments for a variety of purposes, including potential acquisitions, normal capital and operating expenses relating to continuing operations, and disbursements relating to liabilities associated with its discontinued paging operations.

Glenayre reported that it continues to aggressively pursue acquisition opportunities both in and out of the messaging space.

The Company also reported that in reliance on an exemptive order issued by the Securities and Exchange Commission (SEC), it plans to file its 2004 Annual Report on Form 10-K in mid-March without including Management's Annual Report on Internal Control Over Financial Reporting and the related Attestation Report of the Registered Public Accounting Firm required for the first time in the 2004 Form 10-K. In compliance with the exemptive order, the Company will file an amendment to the Form 10-K to include this information no later than April 29, 2005. The Company noted that the delay in filing the internal control report and related attestation report was necessitated by resource constraints at both the Company and its external auditors.

About Glenayre

Glenayre is a global provider of next-generation messaging solutions and enhanced services for wireless and wireline carriers, and MSO/cable companies. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one-number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit http://www.glenayre.com.

Safe Harbor Statement

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ Stock Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #

     Glenayre, Versera, Versera ICE and the Glenayre logo are trademarks of
                           Glenayre Electronics, Inc.

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                           DECEMBER 31,           DECEMBER 31,
                                                                              2004                   2003
                                                                         ----------------       ----------------
                                                                           (UNAUDITED)
ASSETS
Current Assets:

Cash and cash equivalents                                                $         82,691       $         65,853

Short-term investments                                                             12,180                 33,007

Restricted cash                                                                        30                  3,148

Accounts receivable, net                                                            7,695                  9,769

Inventories, net                                                                    6,163                  5,828

Other current asset, discontinued operations                                           --                  3,374

Prepaid expenses and other current assets                                           2,863                  3,180
                                                                         ----------------       ----------------
    Total Current Assets                                                          111,622
                                                                                                         124,159

Property, plant and equipment, net                                                  8,812                  8,365

Other assets                                                                          848                    831
                                                                         ----------------       ----------------

TOTAL ASSETS                                                             $        121,282       $        133,355
                                                                         ================       ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

Accounts payable                                                         $          3,552       $          3,142

Deferred revenue                                                                    3,754                  4,369

Accrued liabilities                                                                11,912                 20,695

Accrued liabilities, discontinued operations                                        3,284                  7,567
                                                                         ----------------       ----------------
    Total Current Liabilities
                                                                                   22,502                 35,773

Other liabilities                                                                   3,497                  4,000

Accrued liabilities, discontinued operations - noncurrent                              98                  3,350

Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                                   --                     --

Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2004 - 66,820,124 shares; 2003 - 66,384,928 shares                 1,336                  1,327

Contributed capital                                                               362,698                362,273

Accumulated deficit                                                              (268,849)              (273,368)
                                                                         ----------------       ----------------

    Total Stockholders' Equity                                                     95,185                 90,232
                                                                         ----------------       ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        121,282       $        133,355
                                                                         ================       ================

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                DECEMBER 31,
                                                                          -----------------------
                                                                            2004           2003
                                                                          --------       --------
REVENUES:
               Product sales                                              $  8,065       $ 10,769
               Service revenues                                              5,237          4,712
                                                                          --------       --------
                   Total Revenues                                           13,302         15,481
                                                                          --------       --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION
   SHOWN SEPARATELY BELOW):
               Cost of sales                                                 2,913          6,499
               Cost of services                                              2,248          2,569
                                                                          --------       --------
                   Total Cost of Revenues                                    5,161          9,068
                                                                          --------       --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
               SHOWN SEPARATELY BELOW):                                      8,141          6,413
OPERATING EXPENSES:
               Selling, general and administrative expense                   5,274          4,485
               Provision for doubtful receivables, net of recoveries            75            (20)
               Research and development expense                              2,509          3,399
               Restructuring expense                                           (42)            64
               Depreciation expense                                            497            371
                                                                          --------       --------
                   Total Operating Expenses                                  8,313          8,299
                                                                          --------       --------
OPERATING LOSS                                                                (172)        (1,886)
                                                                          --------       --------
OTHER INCOME (EXPENSE):
               Interest income                                                 390            280
               Interest expense                                                 (8)           (10)
               Gain on disposal of assets, net                                  25             12
               Realized and unrealized losses on securities                     --            (25)
               Other income (losses), net                                       22             (8)
                                                                          --------       --------
                    Total Other Income                                         429            249
                                                                          --------       --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                   257         (1,637)
               Provision (Benefit) for income taxes                             13            (12)
                                                                          --------       --------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                       244         (1,625)
INCOME FROM DISCONTINUED OPERATIONS
               (NET OF INCOME TAX BENEFIT)                                   2,424         13,745
                                                                          --------       --------
NET INCOME                                                                $  2,668       $ 12,120
                                                                          ========       ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):

Income (Loss) from continuing operations                                  $   0.00       $  (0.02)

Income from discontinued operations                                           0.04           0.21
                                                                          --------       --------

Net Income per weighted average common share                              $   0.04       $   0.18
                                                                          ========       ========
INCOME (LOSS) PER COMMON SHARE -- ASSUMING DILUTION (1):
Income (Loss) from continuing operations                                  $   0.00       $  (0.02)

Income from discontinued operations                                           0.04           0.21
                                                                          --------       --------

Net Income per weighted average common share -- assuming dilution         $   0.04       $   0.18
                                                                          ========       ========

(1) Income (Loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            TWELVE MONTHS ENDED
                                                                                 DECEMBER 31,
                                                                          ---------------------------
                                                                             2004             2003
                                                                          ----------       ----------
                                                                          (UNAUDITED)
REVENUES:
               Product sales                                              $   30,423       $   40,795
               Service revenues                                               20,152           17,364
                                                                          ----------       ----------
                   Total Revenues                                             50,575           58,159
                                                                          ----------       ----------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY BELOW):
               Cost of sales                                                  16,381           20,492
               Cost of services                                                9,215           10,269
                                                                          ----------       ----------
                   Total Cost of Revenues                                     25,596           30,761
                                                                          ----------       ----------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
               SHOWN SEPARATELY BELOW):                                       24,979           27,398
OPERATING EXPENSES:
               Selling, general and administrative expense                    20,049           22,806
               Provision for doubtful receivables, net of recoveries              92             (291)
               Research and development expense                               12,244           17,530
               Restructuring expense                                              80            2,201
               Depreciation expense                                            1,783            1,104
                                                                          ----------       ----------
                   Total Operating Expenses                                   34,248           43,350
                                                                          ----------       ----------
OPERATING LOSS                                                                (9,269)         (15,952)
                                                                          ----------       ----------
OTHER INCOME (EXPENSE):
               Interest income                                                 1,203            1,489
               Interest expense                                                 (228)             (61)
               Gain on disposal of assets, net                                    84               26
               Realized and unrealized losses on securities                       --              (25)
               Other income, net                                                  15               52
                                                                          ----------       ----------
                    Total Other Income                                         1,074            1,481
                                                                          ----------       ----------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                           (8,195)         (14,471)
               Provision (Benefit) for income taxes                              (55)              27
                                                                          ----------       ----------
LOSS FROM CONTINUING OPERATIONS                                               (8,140)         (14,498)
INCOME FROM DISCONTINUED OPERATIONS
               (NET OF INCOME TAX BENEFIT)                                    12,659           16,131
                                                                          ----------       ----------
NET INCOME                                                                $    4,519       $    1,633
                                                                          ==========       ==========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations                                           $    (0.12)      $    (0.22)
Income from discontinued operations                                             0.19             0.25
                                                                          ----------       ----------
Net Income per weighted average common share                              $     0.07       $     0.02
                                                                          ==========       ==========

INCOME (LOSS) PER COMMON SHARE -- ASSUMING DILUTION (1):
Loss from continuing operations                                           $    (0.12)      $    (0.22)
Income from discontinued operations                                             0.19             0.25
                                                                          ----------       ----------

Net Income per weighted average common share -- assuming dilution         $     0.07       $     0.02
                                                                          ==========       ==========

(1) Income (Loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                       THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                           DECEMBER 31,                  DECEMBER 31,
                                                                     -----------------------       -----------------------
                                                                       2004           2003           2004           2003
                                                                     --------       --------       --------       --------
                                                                             (UNAUDITED)          (UNAUDITED)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  $  4,946       $   (424)      $ (2,277)      $(14,526)

CASH FLOWS FROM INVESTING ACTIVITIES:
            Purchases of property, plant and equipment                   (462)          (413)        (2,146)        (3,629)
            Proceeds from sale of property, plant and equipment            --          8,208             --          8,208
            Maturities of (investment in) short-term
               securities, net                                         16,902          5,560         20,827         10,877

                                                                     --------       --------       --------       --------
NET CASH PROVIDED BY INVESTING ACTIVITIES                              16,440         13,355         18,681         15,456
                                                                     --------       --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
            Issuance of common stock                                       61            278            434            841
            Purchase of treasury stock                                     --             --             --            (34)
                                                                     --------       --------       --------       --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                  61            278            434            807
                                                                     --------       --------       --------       --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              21,447         13,209         16,838          1,737
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       61,244         52,644         65,853         64,116
                                                                     --------       --------       --------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                           $ 82,691       $ 65,853       $ 82,691       $ 65,853
                                                                     ========       ========       ========       ========
SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH AND
SHORT-TERM INVESTMENTS:

Cash and cash equivalents                                            $ 82,691       $ 65,853       $ 82,691       $ 65,853
Short-term investments                                                 12,180         33,007         12,180         33,007
                                                                     --------       --------       --------       --------
CASH AND SHORT-TERM INVESTMENTS                                      $ 94,871       $ 98,860       $ 94,871       $ 98,860
                                                                     ========       ========       ========       ========